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                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the Citizens Banking Corporation Registration Statement on Form
S-4 pertaining to the registration of 21,133,306 shares of its common stock, of our report dated February 4, 1997, with respect to the consolidated statements of income, changes in shareholders' equity and cash flows for the year ended December 31, 1996 of CB Financial Corporation and subsidiaries included in Citizens Banking Corporation's annual report (Form 10-K) for the year ended December 31, 1998. Our report dated February 4, 1997 included in Citizens Banking Corporation's Form 10-K for the year ended December 31, 1998, is no longer appropriate since restated financial statements have been presented giving effect to a business combination accounted for as a pooling-of-interests.


                                                             /s/ Arthur Andersen

Detroit, Michigan
  September 3, 1999